Exhibit 99.1

601 Poydras Street Suite 2400 New Orleans, Louisiana 70130 (504) 587-7374 NYSE: SPN
FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Robert Taylor, Chief Financial Officer;
Greg Rosenstein, VP of Investor Relations,
504-587-7374
SUPERIOR ENERGY SERVICES, INC. ISSUES NOTICE OF
REDEMPTION FOR ITS 1.50% SENIOR EXCHANGEABLE NOTES
NEW ORLEANS, October 18, 2011 — Superior Energy Services, Inc. (NYSE: SPN) today announced that SESI, L.L.C. (“SESI”), a wholly owned subsidiary of the Company, has issued a notice (the “Redemption Notice”) to holders of its outstanding 1.50% Senior Exchangeable Notes due 2026 (the “Exchangeable Notes”) of SESI’s intent to redeem all of the outstanding Exchangeable Notes on December 15, 2011.
Superior Energy Services, Inc. serves the drilling and production-related needs of oil and gas companies worldwide through its brand name rental tools and its integrated well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. Offshore projects are delivered by the Company’s fleet of modern marine assets.
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